Exhibit 99.2

FOREST OIL CORPORATION

Introduction to the Unaudited Pro Forma Condensed
Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements and explanatory notes present how the financial statements of Forest Oil Corporation (“Forest”) may have appeared had the following transactions occurred as of March 31, 2007 (with respect to the balance sheet information using currently available fair value information) or as of January 1, 2006 (with respect to statements of operations information): (i) the pending merger with The Houston Exploration Company (“Houston Exploration”) and related transactions, including the proposed private placement of $500 million of senior notes due 2019, and (ii) the pending sale of Forest’s Alaska operations.  The pro forma statement of operations for the year ended December 31, 2006 also gives effect to Forest’s spin-off of its Gulf of Mexico operations (the “Spin-off”) on March 2, 2006 and Houston Exploration’s sales of offshore properties during 2006 as though the Spin-off and such sales had occurred on January 1, 2006.

The unaudited pro forma condensed consolidated financial statements have been derived from and should be read together with the historical consolidated financial statements and the related notes of Forest included in its Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Report filed on Form 10-Q for the quarter ended March 31, 2007.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what the results of operations or financial position of Forest would actually have been had the transactions described above occurred on the dates noted above, or to project the results of operations or financial position of Forest for any future periods. The unaudited pro forma condensed consolidated financial statements do not give effect to the impact of possible revenue enhancements, expense efficiencies and asset dispositions, among other factors.  The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments are directly attributable to the transactions and are expected to have a continuing impact on the financial position and results of operations of Forest. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

FOREST OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2007

			Pro Forma			Pro Forma
			Adjustments for the			Adjustments for		Pro Forma
			Merger			the Sale of Forest’s		Combined
		Houston	Transactions		Pro Forma	Alaska Operations		and
	Forest	Exploration(*)	(Note 2)		Combined	(Note 3)		Adjusted
	(In Thousands)

ASSETS
Current assets:
Cash and cash equivalents	$17,086	29,487	––		46,573	(11,002	)(a)	35,571
Accounts receivable	141,821	76,664	––		218,485	(6,151	)(a)	212,334
Derivatives	17,508	2,494	––		20,002	––		20,002
Deferred tax assets	365	19,811	(17,681	)(i)	2,495	(339	)(a)	2,156
Other current assets	65,926	10,292	––		76,218	(11,009	)(a)	80,319
						15,110	(d)
Total current assets	242,706	138,748	(17,681)		363,773	(13,391)		350,382
Property, plant and equipment, at cost:
Oil and gas properties, full cost method of accounting:
Proved, net of accumulated depletion	2,601,815	1,628,029	249,285	(i)	4,479,129	(435,896	)(b)	4,043,233
Unproved	244,228	34,880	165,120	(i)	444,228	(12,421	)(a)	431,807
Net oil and gas properties	2,846,043	1,662,909	414,405		4,923,357	(448,317)		4,475,040
Other property and equipment, net of accumulated depreciation and amortization	48,445	4,247	––		52,692	(590	)(a)	52,102
Net property and equipment	2,894,488	1,667,156	414,405		4,976,049	(448,907)		4,527,142
Derivative instruments	6,804	––	––		6,804	––		6,804
Goodwill	86,385	––	257,788	(i)	344,173	––		344,173
Other assets	38,902	16,368	(5,635	)(i)	63,335	(6,770	)(c)	49,277
			13,700	(vi)		(7,288	)(a)
	$3,269,285	1,822,272	662,577		5,754,134	(476,356)		5,277,778
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$216,856	136,081	11,000	(i)	363,937	(10,359	)(a)	353,578
Accrued interest	20,419	3,581	––		24,000	(2,451	)(a)	21,549
Derivative instruments	10,774	27,698	––		38,472	––		38,472
Current portion of long-term debt	2,500	––	––		2,500	(2,500	)(e)	––
Asset retirement obligations	3,055	––	––		3,055	(145	)(a)	2,910
Other current liabilities	10,877	4,528	––		15,405	481	(a)	15,886
Total current liabilities	264,481	171,888	11,000		447,369	(14,974)		432,395

Long-term debt	1,245,810	175,000	801,487	(i)	2,235,997	(437,939	)(e)	1,798,058
			13,700	(vi)
Asset retirement obligations	62,758	77,314	––		140,072	(16,563	)(a)	123,509
Derivative instruments	5,256	14,165	––		19,421	––		19,421
Deferred income taxes	211,127	377,912	101,222	(i)	690,261	649	(a)	690,910
Other liabilities	34,116	21,243	––		55,359	––		55,359
Total liabilities	1,823,548	837,522	927,409		3,588,479	(468,827)		3,119,652
Shareholders’ equity:
Preferred stock	––	––	––		––	––		––
Common stock	6,304	282	(282	)(i)	8,682	––		8,682
			2,378	(i)
Capital surplus	1,218,814	260,115	(260,115	)(i)	1,936,354	––		1,936,354
			717,540	(i)
Retained earnings	143,647	740,765	(740,765	)(i)	143,647	(7,529	)(c)	136,118
Accumulated other comprehensive income (loss)	76,972	(16,412)	16,412	(i)	76,972	––		76,972
Total shareholders’ equity	1,445,737	984,750	(264,832)		2,165,655	(7,529)		2,158,126
	$3,269,285	1,822,272	662,577		5,754,134	(476,356)		5,277,778

(*)     Amounts presented herein are consistent with those presented in the Houston Exploration Form 10-Q as of March 31, 2007; however, certain amounts have been reclassified to conform with Forest’s presentation.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2007

			Pro Forma			Pro Forma
			Adjustments for			Adjustments for		Pro Forma
			the Merger			the Sale of Forest’s		Combined
		Houston	Transactions		Pro Forma	Alaska Operations		and
	Forest	Exploration	(Note 2)		Combined	(Note 3)		Adjusted
	(In Thousands, Except Per Share Data)
Revenue:
Oil and gas sales:
Natural gas and oil revenues	$––	103,623	(103,623	)(v)	––	––		––
Natural gas	97,297	––	109,921	(v)	207,218	(2,751	)(f)	204,467
Oil, condensate, and natural gas liquids	85,259	––	11,270	(v)	96,529	(15,979	)(f)	80,550
Total oil and gas sales	182,556	103,623	17,568		303,747	(18,730)		285,017
Other	––	208	(208	)(v)	––	––		––
Marketing, processing, and other	53	––	6	(v)	59	––		59
Total revenue	182,609	103,831	17,366		303,806	(18,730)		285,076
Operating expenses:
Lease operating expenses	36,040	13,174	(3,570	)(v)	45,644	(11,184	)(f)	34,460
Severance tax	––	1,843	(1,843	)(v)	––	––		––
Production and property taxes	7,910	––	5,413	(v)	13,323	(329	)(f)	12,994
Transportation and processing costs	4,194	2,362	––		6,556	(983	)(f)	5,573
General and administrative (including stock-based compensation)	12,971	10,145	––		23,116	(384	)(g)	22,732
Depreciation and depletion	60,459	57,089	720	(ii)	118,268	(7,684	)(h)	110,584
Accretion of asset retirement obligations	1,275	1,082	––		2,357	(365	)(i)	1,992
Total operating expenses	122,849	85,695	720		209,264	(20,929)		188,335
Earnings from operations	59,760	18,136	16,646		94,542	2,199		96,741
Other income and expense:
Interest expense	24,353	3,105	11,582	(iii)	39,040	(10,947	)(j)	28,093
Unrealized losses on derivative instruments, net	57,838	––	18,670	(v)	76,508	––		76,508
Realized gains on derivative instruments, net	(25,134)	––	(1,102	)(v)	(26,236)	––		(26,236)
Unrealized foreign currency exchange gain	(49)	––	––		(49)	––		(49)
Gain on sale of assets	(7,176)	––	––		(7,176)	––		(7,176)
Other (income) expense, net	(888)	(542)	(202	)(v)	(1,632)	270	(k)	(1,362)
Total other income and expense	48,944	2,563	28,948		80,455	(10,677)		69,778
Earnings before income taxes	10,816	15,573	(12,302)		14,087	12,876		26,963
Income tax	3,925	5,628	(4,421	)(iv)	5,132	4,694	(l)	9,826
Net earnings	$6,891	9,945	(7,881)		8,955	8,182		17,137
Basic earnings per common share:
Basic earnings per common share	$.11				.10			.20
Diluted earnings per common share:
Diluted earnings per common share	$.11				.10			.20
Weighted average shares outstanding:
Basic	62,393		23,775	(v)	86,168			86,168
Diluted	63,734		23,775	(v)	87,509			87,509

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

			Pro Forma			Pro Forma
		Pro Forma	Adjustments for			Adjustments for		Pro Forma
	Pro Forma	Houston	the Merger			the Sale of Forest’s		Combined
	Forest	Exploration	Transactions		Pro Forma	Alaska Operations		and
	(Note 4)	(Note 5)	(Note 2)		Combined	(Note 3)		Adjusted
	(In Thousands, Except Per Share Data)
Revenue:
Oil and gas sales:
Natural gas	$370,516	419,226	––		789,742	(13,052	)(f)	776,690
Oil, condensate, and natural gas liquids	397,664	27,428	––		425,092	(110,901	)(f)	314,191
Total oil and gas sales	768,180	446,654	––		1,214,834	(123,953)		1,090,881
Marketing, processing, and other	5,536	77	––		5,613	––		5,613
Total revenue	773,716	446,731	––		1,220,447	(123,953)		1,096,494
Operating expenses:
Lease operating expenses	136,578	34,001	––		170,579	(45,905	)(f)	124,674
Production and property taxes	38,890	23,443	––		62,333	(1,348	)(f)	60,985
Transportation and processing costs	21,532	9,921	––		31,453	(8,556	)(f)	22,897
General and administrative (including stock-based compensation)	48,010	36,013	––		84,023	(1,132	)(g)	82,891
Depreciation and depletion	244,657	213,267	14,950	(ii)	472,874	(45,391	)(h)	427,483
Accretion of asset retirement obligations	4,995	1,935	––		6,930	(1,532	)(i)	5,398
Impairments and other	3,668	19,000	––		22,668	––		22,668
Spin-off and merger costs	5,416	––	––		5,416	––		5,416
Total operating expenses	503,746	337,580	14,950		856,276	(103,864)		752,412
Earnings from operations	269,970	109,151	(14,950)		364,171	(20,089)		344,082
Other income and expense:
Interest expense	70,402	20,344	45,711	(iii)	136,457	(27,119	)(j)	109,338
Unrealized (gains) losses on derivative instruments, net	(73,788)	12,105	––		(61,683)	––		(61,683)
Realized losses on derivative instruments, net	23,821	––	––		23,821	––		23,821
Unrealized foreign currency exchange gain	3,931	––	––		3,931	––		3,931
Other (income) expense, net	(104)	(10,594)	––		(10,698)	2,334	(k)	(8,364)
Total other income and expense	24,262	21,855	45,711		91,828	(24,785)		67,043
Earnings before income taxes and discontinued operations	245,708	87,296	(60,661)		272,343	4,696		277,039
Income tax	86,551	37,609	(26,888	)(iv)	97,272	1,692	(l)	98,964
Earnings from continuing operations	159,157	49,687	(33,773)		175,071	3,044		178,075
Income from discontinued operations, net of tax	2,422	––	––		2,422	––		2,422
Net earnings	$161,579	49,687	(33,773)		177,493	3,044		180,497
Basic earnings per common share:
Earnings from continuing operations	$2.56				2.03			2.07
Income from discontinued operations, net of tax	.04				.03			.03
Basic earnings per common share	$2.60				2.06			2.10
Diluted earnings per common share:
Earnings from continuing operations	$2.51				2.01			2.04
Income from discontinued operations, net of tax	.04				.03			.03
Diluted earnings per common share	$2.55				2.04			2.07
Weighted average shares outstanding:

Basic	62,226		23,775	(v)	86,001			86,001
Diluted	63,431		23,775	(v)	87,206			87,206

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FOREST OIL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

March 31, 2007 and December 31, 2006

Note 1    Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements and explanatory notes present how the financial statements of Forest Oil Corporation (“Forest”) may have appeared had the following transactions occurred as of March 31, 2007 (with respect to the balance sheet information using currently available fair value information) or as of January 1, 2006 (with respect to statements of operations information): (i) the pending merger with The Houston Exploration Company (“Houston Exploration”) and related transactions, including the proposed private placement of $500 million of senior notes due 2019, and (ii) the pending sale of Forest’s Alaska operations.  The pro forma statement of operations for the year ended December 31, 2006 also gives effect to Forest’s spin-off of its Gulf of Mexico operations (the “Spin-off”) on March 2, 2006 and Houston Exploration’s sales of offshore properties during 2006 as though the Spin-off and such sales had occurred on January 1, 2006.  The transactions for which these pro forma financial statements are presented are explained in more detail in the following footnotes.

Following are descriptions of selected columns included in the accompanying unaudited pro forma condensed consolidated financial statements and notes to unaudited pro forma condensed consolidated financial statements:

Forest—Represents the historical consolidated balance sheet of Forest as of March 31, 2007 and the historical consolidated results of operations of Forest for the three months ended March 31, 2007 and the year ended December 31, 2006.

Pro forma Forest—Represents the pro forma results of operations of Forest for the year ended December 31, 2006, adjusted as if the Spin-off occurred on January 1, 2006. See Note 4 for additional information regarding the Spin-off.

Houston Exploration—Represents the historical consolidated balance sheet of Houston Exploration as of March 31, 2007 and the historical consolidated results of operations of Houston Exploration for the three months ended March 31, 2007 and the year ended December 31, 2006.

Pro forma Houston Exploration—Represents the pro forma results of operations of Houston Exploration for the year ended December 31, 2006, adjusted as if the sales of offshore properties occurred on January 1, 2006. See Note 5 for additional information regarding the sales of the offshore properties.

Note 2    Pending Houston Exploration Merger

Background

On January 7, 2007, Forest announced it had entered into a definitive agreement and plan of merger pursuant to which Houston Exploration will merge with and into Forest in a stock and cash transaction totaling approximately $1.5 billion plus the assumption of debt. Houston Exploration is an independent natural gas and oil producer engaged in the exploration, development, exploitation, and acquisition of natural gas and oil reserves in North America, with operations in the following four producing areas in the United States: South Texas, East Texas, the Arkoma Basin of Arkansas, and the Uinta and DJ Basins in the Rocky Mountains. The boards of directors of Forest and Houston Exploration have each unanimously approved the transaction. The transaction is subject to customary conditions, including both Forest shareholder and Houston Exploration stockholder approvals. Forest management and its board of directors will continue in their current positions with Forest following the completion of the merger. The merger is expected to close in early June 2007, as soon as practicable following Forest shareholder approval and Houston Exploration stockholder approval and satisfaction of the closing conditions.

In accordance with the merger agreement, holders of shares of Houston Exploration common stock will have the right to receive an aggregate of approximately 23.8 million shares of Forest common stock (with related shareholders’ rights) and a total of approximately $740 million in cash. This represents a price per Houston Exploration share of $52.47 (based on Forest’s last reported sale price on January 5, 2007 of $31.22 per share and the number of Houston Exploration common stock outstanding on April 30, 2007 and subject to increase in the event that any additional shares of Houston Exploration common stock are issued prior to the merger closing date in connection with the exercise of outstanding stock options pursuant to the terms of the merger agreement).  In the merger, each issued and outstanding share of Houston Exploration common stock will be converted into the right to receive merger consideration equal in value to (i) 0.84 shares of common stock of Forest, par value $0.10 per share (‘‘Forest Common Stock’’), and (ii) $26.25 per share in cash, without interest. Stockholders of Houston Exploration will have the right to elect to receive Forest Common Stock, cash or a combination of Forest Common Stock and cash, subject to equalization so that each share of Houston Exploration common stock receives consideration representing equal value and proration in the event either the Forest Common Stock or cash component is oversubscribed.

A portion of the cash component of the acquisition is expected to be financed with the net proceeds from a proposed private placement of $500 million of senior notes due 2019 and the remainder under an amended and restated revolving credit facility of up to $1.4 billion, for which JPMorgan Chase Bank, N.A. has provided Forest a commitment letter. At the request of Forest, and in connection with the pending merger, Houston Exploration commenced a tender offer and consent solicitation to repurchase any or all of its $175 million senior subordinated notes immediately prior to the completion of the merger. Houston Exploration expects to fund the repurchase with cash on hand and borrowings under its revolving credit facility.

The senior notes due 2019 will not initially be registered under the Securities Act of 1933 or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.   The senior notes due 2019 may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act.

The pending merger with Houston Exploration, including the completion of Houston Exploration's tender offer for its outstanding senior subordinated notes (assuming for purposes of the presentation of pro forma information the acceptance of the tender offer by all holders of such notes), the borrowing under Forest’s new credit facilities in connection with the merger, and the proposed private placement of $500 million of senior notes due 2019 are referred to as the “Merger Transactions.”

Method of Accounting for the Pending Houston Exploration Merger

Forest will account for the merger using the purchase method of accounting for business combinations. Forest is deemed to be the acquirer of Houston Exploration for purposes of accounting for the merger. The purchase method of accounting requires Forest to record the assets and liabilities of Houston Exploration at their fair values.

The purchase price of Houston Exploration’s net assets acquired in the merger will be based on the total value of the cash consideration and the Forest Common Stock issued to Houston Exploration stockholders. For accounting purposes, the per share value of the Forest Common Stock issued is $30.28, which represents the average closing price of Forest’s common stock for a period of five trading days surrounding the announcement of the merger.

Pro Forma Adjustments

(i)   To record the acquisition of Houston Exploration in accordance with the terms of the merger agreement, including approximately $799 million of cash (including estimated direct merger costs and change in control payments of approximately $38 million and approximately

$18 million related to the cash settlement of Houston Exploration employee stock options) to be financed with expected borrowings under new credit facilities described below and the net proceeds from the proposed private placement of $500 million of senior notes due 2019. The allocation of the purchase price is preliminary and is subject to change. The allocation of the purchase price will be finalized after Forest’s management’s review of the relative fair values of the net assets acquired.

The following table represents the preliminary allocation of the total purchase price of Houston Exploration to the acquired assets and liabilities of Houston Exploration. The allocation represents the fair values assigned to each of the assets acquired and liabilities assumed. The purchase price allocation is preliminary and is subject to change due to several factors, including, but not limited to: (1) changes in the fair values of Houston Exploration’s assets and liabilities as of the effective time of the merger; (2) the actual merger costs incurred; (3) the number of Houston Exploration’s shares, stock options and restricted stock outstanding at the closing date of the merger; and (4) changes in Forest’s valuation estimates that may be made between now and the time the purchase price allocation is finalized. These changes will not be known until after the closing date of the merger.  These unaudited pro forma combined financial statements have been prepared based on the number of outstanding shares of Houston Exploration common stock on April 30, 2007 and assuming no options to purchase Houston Exploration common stock will be exercised between May 1, 2007, the date of the definitive joint proxy statement/prospectus relating to the merger, and the closing of the merger.

(In Thousands)

Fair value of Houston Exploration’s net assets:
Net working capital	$(63,951)
Proved oil and gas properties	1,877,314
Unproved oil and gas properties	200,000
Other assets	14,980
Goodwill	257,788
Long-term debt	(177,188)
Net deferred tax liabilities	(477,004)
Other non-current liabilities	(112,722)

Fair value of net assets	$1,519,217

Consideration paid for Houston Exploration’s net assets:
Forest Common Stock to be issued	$719,918
Cash consideration to be paid	742,980
Aggregate purchase consideration issuable to Houston Exploration stockholders	1,462,898
Plus:
Cash settlement for Houston Exploration employee stock options	18,469
Estimated direct merger costs and change in control payments to be incurred	37,850

Total purchase price	$1,519,217

Estimated merger costs include legal and accounting fees, printing fees, investment banking expenses and other merger-related costs.

(ii)  To adjust depletion, depreciation and amortization expense for the additional basis allocated to proved oil and gas properties acquired and accounted for using the full cost method of accounting. Based on the estimated combined pro forma proved reserves and the preliminary purchase price allocation to proved oil and gas properties reflected in (i) above, the initial rate of depreciation, depletion and amortization for the combined entity subsequent to the consummation of the Merger Transaction is expected to be approximately $2.55 per Mcfe without regard to the pending sale of Forest’s Alaska operations discussed in Note 3.

(iii) To record interest expense associated with $799 million of cash used to fund the acquisition, including direct merger costs and cash settlement of Houston Exploration employee stock options, which will be financed under new credit facilities described below and the net proceeds from the proposed private placement of $500 million of senior notes due 2019. A hypothetical .125% increase in Forest’s current interest rate used to determine pro forma interest expense would increase pro forma interest expense by approximately $.2 million (of which approximately $.2 million relates to the $500 million of senior notes due 2019) and $.8 million (of which approximately $.6 million relates to the $500 million of senior notes due 2019 being offered in a private placement) for the three months ended March 31, 2007 and the year ended December 31, 2006, respectively.

(iv) To provide for the income tax effect of the pro forma adjustments at statutory rates and to adjust for state income tax effects for the combined entity.

(v)  To reclassify certain amounts of natural gas and oil revenues and operating expenses to conform to Forest’s presentation.

(vi) To record additional borrowings under the credit facilities for debt issue costs associated with the new credit facilities and the $500 million of senior notes due 2019 being offered in a private placement.

Share Data

The following table provides the calculation of Forest’s historical weighted average basic and diluted outstanding shares to Forest’s pro forma weighted average basic and diluted outstanding shares:

	Three Months Ended March 31, 2007	Year Ended December 31, 2006
	(In Thousands)
Basic:
Forest’s historical weighted average shares outstanding	62,393	62,226
Forest shares issuable to Houston Exploration shareholders	23,775	23,775
Pro forma weighted average Forest shares outstanding	86,168	86,001

Diluted:
Forest’s historical weighted average shares outstanding
Forest shares issuable to Houston Exploration shareholders	63,734	63,431
Dilutive impact of Houston Exploration stock options	23,775	23,775
Pro forma weighted average Forest shares outstanding	87,509	87,206

Goodwill

The preliminary allocation of the purchase price includes $258 million of asset value attributable to goodwill. Goodwill has been determined in accordance with Statement of Financial Accounting Standards No. 141, ‘‘Business Combinations,’’ and represents the amount by which the total purchase price exceeds the aggregate fair values of assets acquired and liabilities assumed in the merger, other than goodwill. In accordance with Statement of Financial Accounting Standards No. 142, ‘‘Goodwill and Other Intangible Assets,’’ goodwill is tested for impairment on at least an annual basis. If goodwill becomes impaired, its carrying value is reduced to its fair value through an impairment provision that is recorded as a charge to earnings in the period in which the impairment is measured.

Merger Financing

Forest currently has credit facilities totaling $600 million, consisting of a $500 million U.S. credit facility through a syndicate of banks led by JPMorgan Chase, N.A. and a $100 million Canadian credit facility through a syndicate of banks led by JPMorgan Chase Bank, Toronto Branch. On January 5, 2007, Forest, J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A. entered into a commitment letter and a related engagement letter and fee letter with respect to the financing of the merger and the related transactions. The commitment letter, as amended, provides for a commitment of an aggregate of up to $1.4 billion in financing under a five-year revolving credit facility consisting of up to $1.25 billion U.S. facility and up to $150 million Canadian facility, which credit facilities will amend and restate Forest’s existing credit facilities and are referred to as the credit facilities. The borrowers under the Canadian facility will be Canadian Forest Oil Ltd., a wholly-owned subsidiary of Forest, and certain of its subsidiaries. Forest and the Canadian borrowers will have the option to increase the aggregate amount of the credit facilities up to an additional $600 million. Forest expects to finance the cash portion of the merger consideration, which is expected to be approximately $740 million in cash (based on the number of outstanding shares of Houston Exploration common stock on April 30, 2007), through borrowings under the credit facilities and the net proceeds from the proposed private placement of $500 million of senior notes due 2019. Forest also expects to use the credit facilities to finance estimated direct merger costs and change in control payments of approximately $38 million and an estimated payment of approximately $18 million related to the cash settlement of Houston Exploration stock options. Forest also intends to use the credit facilities, immediately after the merger occurs, to refinance borrowings incurred by Houston Exploration immediately prior to the merger under its credit facility to fund the repurchase by Houston Exploration immediately prior to the merger of up to $175 million of its outstanding senior subordinated notes through a tender offer and consent solicitation, as requested by Forest. Upon consummation of the merger, as of March 31, 2007, on a pro forma basis giving effect to the merger and the borrowings under the credit facilities and the net proceeds from the proposed private placement of $500 million of senior notes due 2019 to finance the cash portion of the merger consideration and to refinance borrowings under Houston Exploration’s credit facility, estimated direct merger costs and change in control payments, and the cash settlement of Houston Exploration stock options, Forest would have had the following principal amounts of debt outstanding without regard to the pending sale of Forest’s Alaska operations (i) $265 million of 8% Senior Notes due 2008; (ii) $285 million of 8% Senior Notes due 2011; (iii) $150 million of 7 3/4% Senior Notes due 2014; (iv) $500 million of senior notes due 2019; (v) approximately $374 million of term loan facilities relating to Forest’s Alaska operations; and (vi) approximately $640 million under the credit facilities.

Note 3    Pro Forma Adjustments for the Pending Sale of Forest’s Alaska Operations

Background

On May 29, 2007, Forest announced the execution of two agreements pertaining to the sale of its Alaska business unit.   The agreements include (i) a membership interest purchase agreement (the “Membership Purchase Agreement”) dated as of May 24, 2007, among Forest Alaska Holding LLC, as seller (“Forest Holding”), Forest Alaska Operating LLC (“Forest Alaska Operating” and together with Forest Holding, “Forest Alaska”), Forest for certain limited purposes, and Pacific Energy Resources Ltd., as buyer (“PERL”), and (ii) an asset sales agreement (the “Asset Sales Agreement”) dated as of May 24, 2007, between Forest and PERL.

Membership Purchase Agreement

Pursuant to the terms and conditions of the Membership Purchase Agreement, Forest Holding will sell to PERL all of the outstanding membership interests in Forest Operating and PERL will purchase such membership interests, for a total cash purchase price of $420 million, subject to adjustment (the base purchase price, as adjusted, the “Purchase Price”).  Under the terms of the Membership Purchase Agreement, PERL will pay Forest Holding a deposit equal to $4.2 million.  Forest expects the closing to occur on or about June 30, 2007, subject to satisfaction or waiver of the closing conditions.  At the closing, the Purchase Price will be adjusted downward to reflect the payment of the cash deposit, upward by working capital at December 31, 2006 (agreed by the parties to equal approximately $18 million), downward if certain title or environmental defects exist, downward by $380 million to pay off Forest Alaska Operating debt under existing credit agreements (including a put premium that arises due to the transaction), upward by the amount of certain equity contributions that Forest Holding or Forest make to Forest Alaska Operating, and upward or downward due to the apportionment of real and personal property taxes.  Following the closing, the Purchase Price will be further adjusted to reflect gas imbalances, as warranted.  The effective date for the transaction is January 1, 2007.  Forest will continue to operate the oil and gas properties held by Forest Operating after the closing until such time as PERL receives the required approvals to operate.

Asset Sale Agreement

Pursuant to the terms and conditions of the Asset Sales Agreement, Forest will sell to PERL its remaining assets located in Alaska including, without limitation, oil and gas leases, and the associated lands, wells, contracts, equipment, easements, permits, seismic data, and all of Forest’s stock in the Cook Inlet Pipeline Company (collectively, the “Assets”).  The purchase price for the Assets consists of $10 million in cash and 5.5 million shares of PERL common stock (the cash and shares together, the “Purchase Price”).  Under the terms of the Asset Sales Agreement, PERL will pay Forest a deposit equal to $1 million.  The Purchase Price is subject to adjustment.  In the event PERL is not able to issue the shares as a result of an inability to obtain necessary approvals from the Toronto Stock Exchange, PERL will be required to pay Forest an additional cash amount that will be determined based on the trading price of PERL. The effective date for the sale of the Assets is January 1, 2007, and the Purchase Price will be adjusted to reflect activities between the effective date and the closing date.  Forest expects the closing to occur on or about June 30, 2007, subject to the closing of the transactions contemplated by the Membership Purchase Agreement and satisfaction or waiver of the closing conditions.

If PERL is unable to close the Membership Purchase Agreement and the Asset Sales Agreement because PERL fails to obtain necessary acquisition financing, Forest’s sole remedy is the retention of the $5.2 million in deposits.

Pro Forma Adjustments

(a)   To eliminate the working capital and other assets and liabilities related to the sale of Forest Alaska as well as certain other assets and liabilities held directly by Forest.

(b)   To record the net proceeds from the sale of Alaska to Forest’s proved oil and gas properties in accordance with the full cost method of accounting.

(c)   To expense the unamortized debt issue costs and put premiums paid in connection with the elimination of Forest Alaska’s first lien credit agreement and second lien credit agreement.

(d)   To record the value of the 5.5 million shares of PERL to be received as part of the sales consideration based on the closing price of PERL on May 24, 2007.

(e)   To adjust for the receipt of the approximate $448 million in cash proceeds from the sale of Forest’s Alaska operations which will be used to eliminate Forest Alaska’s first lien credit agreement and second lien credit agreement ($374 million) and to pay down outstanding balances on Forest’s credit facilities ($66 million), net of put premiums and selling expenses of approximately $7 million.

(f)    To eliminate the revenues and direct operating expenses of Forest’s Alaska operations.

(g)   To eliminate the salaries and other direct general and administrative expenses attributable to Forest’s Alaska operations. The pro forma adjustment includes only general and administrative costs directly related to Forest’s Alaska operations.

(h)   To adjust depreciation and depletion to give effect to the reduction in Forest’s pro forma combined full cost pool, a reduction in total estimated proved reserves of approximately 181 Bcfe (as of December 31, 2006), and a reduction in pro forma combined production volumes as a result of the sale.

(i)    To eliminate accretion expense attributable to asset retirement obligations associated with properties of Forest’s Alaska operations.

(j)    To adjust interest expense to give effect to the repayment of Forest Alaska’s first lien credit agreement and second lien credit agreement and a portion of Forest’s pro forma combined outstanding credit facilities using the approximate $448 million in cash proceeds received from the sale of the Alaska operations.

(k)   To eliminate the equity in earnings of Forest’s investment in the Cook Inlet Pipeline Company.

(l)    To adjust income tax expense for the effects of the pro forma adjustments at statutory rates.

Note 4    Spin-off and Merger of Forest’s Offshore Gulf of Mexico Operations

On March 2, 2006, Forest completed the Spin-off by means of a special dividend, which consisted of a pro rata spin-off of all outstanding shares of Forest Energy Resources, Inc. (hereinafter known as Mariner Energy Resources, Inc. or ‘‘MERI’’), a total of 50,637,010 shares of common stock, to holders of record of Forest Common Stock as of the close of business on February 21, 2006. Immediately following the Spin-off, MERI was merged with a subsidiary of Mariner Energy, Inc. in a stock-for-stock transaction. The following Forest Oil Corporation unaudited pro forma statement of operations for the year ended December 31, 2006 has been prepared to give effect to the Spin-off as if it had occurred on January 1, 2006.

FOREST OIL CORPORATION

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2006
	Forest	Pro Forma Adjustments		Pro Forma Forest
	(In Thousands)

Revenue:
Oil and gas sales:
Natural gas	$407,565	(37,049	)(a)	370,516
Oil, condensate, and natural gas liquids	406,904	(9,240	)(a)	397,664
Total oil and gas sales	814,469	(46,289)		768,180
Marketing, processing, and other	5,523	(13	)(a)	5,536
Total revenue	819,992	(46,276)		773,716
Operating expenses:
Lease operating expenses	154,874	(18,296	)(a)	136,578
Production and property taxes	39,041	(151	)(a)	38,890
Transportation and processing costs	21,876	(344	)(a)	21,532
General and administrative (including stock-based compensation)	48,308	(298	)(b)	48,010
Depreciation and depletion	266,881	(22,224	)(c)	244,657
Accretion of asset retirement obligations	7,096	(2,101	)(d)	4,995
Impairments and other	3,668	––		3,668
Spin-off and merger costs	5,416	––		5,416
Total operating expenses	547,160	(43,414)		503,746
Earnings from operations	272,832	(2,862)		269,970
Other income and expense:
Interest expense	71,787	(1,385	)(e)	70,402
Unrealized (gains) losses on derivative instruments, net	(83,629)	9,841	(f)	(73,788)
Realized losses (gains) on derivative instruments, net	23,864	(43	)(f)	23,821
Unrealized foreign currency exchange loss	3,931	––		3,931
Other income, net	(104)	––		(104)
Total other income and expense	15,849	8,413		24,262
Earnings before income taxes and discontinued operations	256,983	(11,275)		245,708
Income tax	90,903	(4,352	)(g)	86,551
Earnings from continuing operations	166,080	(6,923)		159,157
Income from discontinued operations, net of tax	2,422	––		2,422
Net earnings	$168,502	(6,923)		161,579

(a)	To eliminate the revenues and direct operating expenses of MERI.
(b)

To eliminate the salaries and other direct general and administrative expenses attributable to MERI. The pro forma adjustment includes only general and administrative costs directly related to Forest’s offshore Gulf of Mexico operations included in the Spin-off.

(c)	To adjust depreciation and depletion to give effect to the reduction in Forest’s consolidated full cost pool and a reduction in production volumes.
(d)	To eliminate accretion expense attributable to asset retirement obligations associated with properties of MERI.
(e)

To adjust interest expense to give effect to the repayment of a portion of Forest’s outstanding credit facilities using the approximate $200 million in proceeds received from MERI at the time of the Spin-off.

(f)

To adjust for the changes in the fair value of derivative instruments that did not qualify for cash flow hedge accounting treatment, but which were designated as economic hedges of MERI’s oil and gas production.

(g)	To adjust income tax expense for the effects of the pro forma adjustments at statutory rates.

Note 5    Sale of Houston Exploration’s Offshore Properties

Sale of Texas Gulf of Mexico Assets

On March 31, 2006, Houston Exploration completed the sale of the Texas portion of its Gulf of Mexico assets (the ‘‘Texas GOM assets’’). Pursuant to the purchase and sale agreement dated February 28, 2006 between Houston Exploration, as seller, and various partnerships affiliated with Merit Energy Company, as buyer, the gross sale price was $220 million.

Sale of Louisiana Gulf of Mexico Assets

On June 1, 2006, Houston Exploration completed the sale of substantially all of its Louisiana Gulf of Mexico assets (the ‘‘Louisiana GOM assets’’) for a gross sale price of $590 million. The sale of a substantial majority of these assets to various partnerships affiliated with Merit Energy Company was completed on May 31, 2006 pursuant to a purchase and sale agreement dated April 7, 2006, and the sale of certain working interests to Nippon Oil Exploration U.S.A. Ltd. and Chevron USA Inc. was completed on June 1, 2006 pursuant to the exercise of preferential purchase rights. The sale transactions did not include 18 Louisiana offshore blocks retained by Houston Exploration. Of these 18 blocks, eight expired subsequent to the sales transactions, two were drilled during 2006, resulting in two successful exploratory wells, and eight remain classified as undeveloped at the end of the first quarter of 2007.

The following The Houston Exploration Company unaudited pro forma statement of operations for the year ended December 31, 2006 has been prepared to give effect to the sales of the Texas GOM assets and Louisiana GOM assets as if they each had occurred on January 1, 2006.

THE HOUSTON EXPLORATION COMPANY
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2006
	Houston Exploration	Pro Forma Adjustments		Pro Forma Houston Exploration
	(In Thousands)

Revenue:
Oil and gas sales:
Natural gas and oil revenues	$529,586	(529,586	)(a)	––
Natural gas	––	419,226	(a)	419,226
Oil, condensate, and natural gas liquids	––	27,428	(a)	27,428
Total oil and gas sales	529,586	(82,932)		446,654
Other	2,011	(2,011	)(a)	––
Marketing, processing, and other	––	77	(a)	77
Total revenue	531,597	(84,866)		446,731
Operating expenses:
Lease operating expenses	63,959	(29,958	)(a)	34,001
Severance tax	18,102	(18,102	)(a)	––
Production and property taxes	––	23,443	(a)	23,443
Transportation and processing costs	10,636	(715	)(a)	9,921
General and administrative (including stock-based compensation)	36,013	––		36,013
Depreciation and depletion	253,666	(40,399	)(a)	213,267
Writedown in carrying value of natural gas and oil properties	19,000	––		19,000
Accretion of asset retirement obligations	3,373	(1,438	)(a)	1,935
Total operating expenses	404,749	(67,169)		337,580
Earnings from operations	126,848	(17,697)		109,151
Other income and expense:
Interest expense	25,206	(4,862	)(b)	20,344
Unrealized losses on derivative instruments, net	––	12,105	(a)	12,105
Other (income) expense, net	(13,495)	2,901	(a)	(10,594)
Total other income and expense	11,711	10,144		21,855
Earnings before income taxes	115,137	(27,841)		87,296
Income tax expense	47,354	(9,745	)(c)	37,609
Net earnings	$67,783	(18,096)		49,687

(a)   To reclassify certain amounts of natural gas and oil revenues and operating expenses to conform to Forest’s presentation and to eliminate natural gas and oil revenues and operating expenses associated with the Texas GOM assets and Louisiana GOM assets sold.

(b)  To adjust interest expense assuming the repayment of $344 million in outstanding borrowings under Houston Exploration’s revolving credit facility as of January 1, 2006, which proceeds include: (i) $158 million from the sale of Texas GOM assets; (ii) $216 million from the sale of the Louisiana GOM assets; reduced by the (iii) $30 million for the payment of the net profits interest to a predecessor owner of certain offshore assets.

(c)   To adjust income tax expense for the effects of the pro forma adjustments based on the federal statutory tax rate of 35%.